March 26, 2019
PRA Group, Inc.
150 Corporate Boulevard
Norfolk, Virginia 23501

Registration Statement on Form S-8
PRA Group, Inc. 2013 Omnibus Incentive Plan

Ladies and Gentlemen:
We have acted as special Delaware counsel to PRA Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register an aggregate of 4,587,895 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), issuable pursuant to the Company’s 2013 Omnibus Incentive Plan (the “Plan”).
This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.
For purposes of the opinion expressed below, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we deemed necessary, including (i) the Company’s Amended and Restated Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the Registration Statement, (iv) resolutions of the Company’s Board of Directors approving the Plan and authorizing the registration and the issuance of the Shares, (v) a copy of the Plan, and (vi) a certificate issued by the Secretary of State of the State of Delaware on the date hereof to the effect that the Company is existing under the laws of the State of Delaware and in good standing.
For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and the completion of all deliveries not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of certain documents by the Company).
As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of

PRA Group, Inc.
March 26, 2019

public officials.  Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.
We do not purport to express an opinion on any laws other than the laws of the State of Delaware.
Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:
1.The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.The Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.
Very truly yours,

/s/ Hunton Andrews Kurth LLP